Exhibit 99.7

Global

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear [FullName]:

As you know, on February 24, 2006, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Scientific-Atlanta, Inc. (“Scientific-Atlanta”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Columbus Acquisition Corp., and Scientific-Atlanta dated November 18, 2005 (the “Merger Agreement”). On the Closing Date you held one or more outstanding non-qualified stock options to purchase shares of Scientific-Atlanta common stock granted to you under one or more of the following Scientific-Atlanta, Inc. stock option plans: 1992 Stock Option Plan, 1994 Long-Term Incentive Plan, 2003 Long-Term Incentive Plan, and 1996 Employee Stock Option Plan (herein collectively referred to as the “Plans”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Scientific-Atlanta under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Scientific-Atlanta common stock granted to you under one or more of the Plans (the “Scientific-Atlanta Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Scientific-Atlanta (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Scientific-Atlanta Option(s) that are required by the Acquisition.

The table below summarizes your Scientific-Atlanta Option(s) immediately before and after the Acquisition:

SCIENTIFIC-ATLANTA OPTION			ASSUMED SCIENTIFIC-ATLANTA OPTION

Grant Date	No. of Scientific-Atlanta Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share

The post-Acquisition adjustments are based on the Option Exchange Ratio of 2.199 (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Scientific-Atlanta Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Scientific-Atlanta Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Scientific-Atlanta Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Scientific-Atlanta Option(s) was determined by dividing the exercise price per share of your Scientific-Atlanta Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plans and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plans relating to your status as an employee of Scientific-Atlanta will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

Vesting has been fully accelerated as part of the Acquisition. In accordance with Cisco’s policies the only permissible methods to exercise your assumed Scientific-Atlanta Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Scientific-Atlanta Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except as expressly modified by this Agreement or the Merger Agreement. Upon termination of your employment you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Scientific-Atlanta Option(s) to the extent outstanding at the time of termination after which time your assumed Scientific-Atlanta Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Scientific-Atlanta Option(s), you must utilize Cisco’s designated broker, the Charles Schwab Corporation. While you are outside the U.S., you must first obtain the appropriate local telephone number by visiting http://scs.schwab.com/cisco and clicking on “AT&T Direct Dialing Code”. When in the U.S., please dial 1-866-602-4726.

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Scientific-Atlanta Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Regardless of any action Scientific-Atlanta, Cisco or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding related to your assumed Scientific-Atlanta Option(s) (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Scientific-Atlanta, Cisco and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Scientific-Atlanta Option(s), including the grant, vesting, conversion into options over Cisco stock or exercise of the Scientific-Atlanta Option(s), any acceleration of vesting, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure (A) the terms of the conversion

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of the Scientific-Atlanta Option(s) into Cisco stock options, (B) any acceleration of vesting or (C) any aspect of the Scientific-Atlanta Option(s) to reduce or eliminate your liability for Tax-Related Items.

Prior to exercise of the Scientific-Atlanta Option(s) (or conversion/acceleration of vesting of your Scientific-Atlanta Option(s) if the conversion/acceleration is a taxable event in your country), you agree to pay or make adequate arrangements satisfactory to Cisco and/or the Employer to satisfy all withholding and payment on account obligations of Cisco and/or the Employer. In this regard, you authorize Cisco and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by Cisco and/or the Employer or from proceeds of the sale of shares of Common Stock. Alternatively, or in addition, if permissible under local law, Cisco may (1) sell or arrange for the sale of shares of Common Stock that you acquire to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that Cisco only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. Finally, you shall pay to Cisco or the Employer any amount of Tax-Related Items that Cisco or the Employer may be required to withhold as a result of your participation in the applicable one of the Plans or your purchase of shares of Common Stock that cannot be satisfied by the means previously described. Cisco may refuse to honor the exercise, and/or refuse to deliver the shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Employer, and Cisco and its present and future subsidiaries to the extent necessary to administer your participation in the applicable one of the Plans.

You understand that Cisco and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Cisco, details of all assumed Scientific-Atlanta Option(s) or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing one or more of the Plans (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of one or more of the Plans, that these recipients may be located in your country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the one or more of the plans, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon exercise of the assumed Scientific-Atlanta Option(s). You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in one or more of the Plans. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or

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withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in one or more of the Plans. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

By signing below, you hereby agree to the following:

(a) the laws of the State of Georgia continue to govern the terms of your assumed Scientific-Atlanta Option(s) and the laws of the State of California govern the terms of the release set forth herein notwithstanding any choice of law provided in the Option Agreement(s);

(b) all benefits arising out of the assumed Scientific-Atlanta Option(s) arise outside the scope of your employment;

(c) the assumed Scientific-Atlanta Option(s) and this Agreement do not establish a working relationship between you and Scientific-Atlanta, your Employer, or Cisco;

(d) you understand that the conversion and adjustment of the Scientific-Atlanta Option(s) to Cisco stock options, and/or acceleration of vesting of your Scientific-Atlanta Option(s), may have adverse tax and social insurance contribution consequences, including but not limited to any loss of tax and social insurance qualified status and the inability to obtain a tax or social insurance refund for taxes or contributions already paid on such Scientific-Atlanta Option(s) and you also acknowledge that Scientific-Atlanta, Cisco and your Employer do not take any responsibility or liability with respect to the loss of tax and social insurance qualified status of your assumed Scientific-Atlanta Option(s);

(e) you have received information regarding the adjustment and conversion of your Scientific-Atlanta Option(s) for the purposes of disclosure under local securities laws (including European Union Directive No. 2003/71/ec on prospectuses for offering securities if you are located in an European Union country); and

(f) you acknowledge that exercise of your Scientific-Atlanta Option(s) is contingent upon compliance with applicable local laws; in particular, if allowing you to exercise your assumed Scientific-Atlanta Option(s) would not be compliant with applicable foreign securities laws, you will not be permitted to exercise the Scientific-Atlanta Option(s).

You also agree to release Scientific-Atlanta and Cisco, and their affiliates as well as their directors, officers and employees from all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to the Scientific-Atlanta Option(s).

In particular, by signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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The provisions of this release are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Please sign and date this Agreement, as soon as possible, and fax to Scientific-Atlanta (attention Betsy Lindquist or Beth Pollard) at the following number: +1 [fax number] or +1 [fax number].

Until your fully executed Acknowledgment (attached to this Agreement) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Scientific-Atlanta Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Scientific-Atlanta Option(s), please contact Mark Miller at +1 [telephone number].

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Scientific-Atlanta Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Scientific-Atlanta Option(s), the applicable one of the Plans and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement.

DATED: , 2006
[FullName] - Optionee
Address:
Cisco ID No.: [SA-ID]

ATTACHMENTS
Exhibit A – Form S-8 Prospectus

5

Canada-2006

CISCO SYSTEMS, INC.

STOCK OPTION ASSUMPTION AGREEMENT

Dear [FullName]:

As you know, on February 24, 2006, (the “Closing Date”) Cisco Systems, Inc. (“Cisco”) acquired Scientific-Atlanta, Inc. (“Scientific-Atlanta”) (the “Acquisition”) pursuant to the Agreement and Plan of Merger by and among Cisco Systems, Inc., Columbus Acquisition Corp., and Scientific-Atlanta dated November 18, 2005 (the “Merger Agreement”). On the Closing Date you held one or more outstanding non-qualified stock options to purchase shares of Scientific-Atlanta common stock granted to you under the 2003 Long-Term Incentive Plan (as the “Plan”). Pursuant to the Merger Agreement, on the Closing Date, Cisco assumed all obligations of Scientific-Atlanta under your outstanding option (or options). This Stock Option Assumption Agreement (the “Agreement”) evidences the terms of Cisco’s assumption of an option (or options) to purchase Scientific-Atlanta common stock granted to you the Plan (the “Scientific-Atlanta Option(s)”), and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Scientific-Atlanta (the “Option Agreement(s)”), including the necessary adjustments for assumption of the Scientific-Atlanta Option(s) that are required by the Acquisition.

The table below summarizes your Scientific-Atlanta Option(s) immediately before and after the Acquisition:

SCIENTIFIC-ATLANTA OPTION			ASSUMED SCIENTIFIC-ATLANTA OPTION

Grant Date	No. of Scientific-Atlanta Shares	Exercise Price per Share	No. of Cisco Shares	Exercise Price per Share

The post-Acquisition adjustments are based on the Option Exchange Ratio of 2.199 (as determined in accordance with the terms of the Merger Agreement) and are intended to: (i) assure that the total spread of your assumed Scientific-Atlanta Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Acquisition; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Acquisition. The number of shares of Cisco common stock subject to your assumed Scientific-Atlanta Option(s) was determined by multiplying the Option Exchange Ratio by the number of shares remaining subject to your Scientific-Atlanta Option(s) on the Closing Date and rounding the resulting product down to the next whole number of shares of Cisco common stock. The exercise price per share of your assumed Scientific-Atlanta Option(s) was determined by dividing the exercise price per share of your Scientific-Atlanta Option(s) by the Option Exchange Ratio and rounding the resulting quotient up to the next whole cent.

Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Cisco, (ii) “Stock,” “Common Stock” or “Shares” means shares of Cisco common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Cisco and (iv) the “Committee” means the Compensation and Management Development Committee of the Board of Directors of Cisco. All references in the Option Agreement(s) and the Plan relating to your status as an employee of Scientific-Atlanta will now refer to your status as an employee of Cisco or any present or future Cisco subsidiary.

The vesting commencement date, vesting schedule and expiration date of your assumed Scientific-Atlanta Option(s) remain the same as set forth in the Option Agreement(s) with the number of shares subject to each vesting installment and the exercise price per share adjusted to reflect the effect of the Acquisition. In accordance with Cisco’s policies the only permissible methods to exercise your assumed Scientific-Atlanta Option(s) are cash, check, wire transfer, or through a cashless exercise program with a Cisco-designated broker. All other provisions which govern either the exercise or the termination of your assumed Scientific-Atlanta Option(s) remain the same as set forth in the Option Agreement(s), and the provisions of the Option Agreement(s) will govern and control your rights under this Agreement to purchase shares of Cisco common stock, except as expressly modified by this Agreement or the Merger Agreement. Upon termination of your employment you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your assumed Scientific-Atlanta Option(s) to the extent vested and outstanding at the time of termination after which time your assumed Scientific-Atlanta Option(s) will expire and NOT be exercisable for Cisco common stock.

To exercise your assumed Scientific-Atlanta Option(s), you must utilize Cisco’s designated broker, the Charles Schwab Corporation. While you are outside the U.S., you must first obtain the appropriate local telephone number by visiting http://scs.schwab.com/cisco and clicking on “AT&T Direct Dialing Code”. When in the U.S., please dial 1-866-602-4726.

Nothing in this Agreement or the Option Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options, if any, you may receive from Cisco will be governed by the terms of the Cisco stock option plan under which such options are granted, and such terms may be different from the terms of your assumed Scientific-Atlanta Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

Regardless of any action Scientific-Atlanta, Cisco or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding related to your assumed Scientific-Atlanta Option(s) (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that Scientific-Atlanta, Cisco and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Scientific-Atlanta Option(s), including the grant, vesting, conversion into options over Cisco stock or exercise of the Scientific-Atlanta Option(s), any acceleration of vesting, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure (A) the terms of the conversion of the Scientific-Atlanta Option(s) into Cisco stock options, (B) any acceleration of vesting or (C) any aspect of the Scientific-Atlanta Option(s) to reduce or eliminate your liability for Tax-Related Items.

Prior to exercise of the Scientific-Atlanta Option(s) (or conversion/acceleration of vesting of your Scientific-Atlanta Option(s) if the conversion/acceleration is a taxable event in your country), you agree to pay or make adequate arrangements satisfactory to Cisco and/or the Employer to satisfy all withholding and payment on account obligations of Cisco and/or the Employer. In this regard, you authorize Cisco and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by Cisco and/or the Employer or from proceeds of the sale of shares of Common Stock. Alternatively, or in addition, if permissible under local law, Cisco may (1) sell or arrange for the sale of shares of Common Stock that you acquire to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares of Common Stock, provided that Cisco only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. Finally, you shall pay to Cisco or the Employer any amount of Tax-Related Items that Cisco or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of shares of Common Stock that cannot be satisfied by the means previously described. Cisco may refuse to honor the exercise, and/or refuse to deliver the shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Employer, and Cisco and its present and future subsidiaries to the extent necessary to administer your participation in the Plan.

You understand that Cisco and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Cisco, details of all assumed Scientific-Atlanta Option(s) or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon exercise of the assumed Scientific-Atlanta Option(s). You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

By signing below, you hereby agree to the following:

(a) the laws of the State of Georgia continue to govern the terms of your assumed Scientific-Atlanta Option(s) and the laws of the State of California govern the terms of the release set forth herein notwithstanding any choice of law provided in the Option Agreement(s);

(b) all benefits arising out of the assumed Scientific-Atlanta Option(s) arise outside the scope of your employment;

(c) the assumed Scientific-Atlanta Option(s) and this Agreement do not establish a working relationship between you and Scientific-Atlanta, your Employer, or Cisco;

(d) you understand that the conversion and adjustment of the Scientific-Atlanta Option(s) to Cisco stock options, and/or acceleration of vesting of your Scientific-Atlanta Option(s), may have adverse tax and social insurance contribution consequences, including but not limited to any loss of tax and social insurance qualified status and the inability to obtain a tax or social insurance refund for taxes or contributions already paid on such Scientific-Atlanta Option(s) and you also acknowledge that Scientific-Atlanta, Cisco and your Employer do not take any responsibility or liability with respect to the loss of tax and social insurance qualified status of your assumed Scientific-Atlanta Option(s);

(e) you have received information regarding the adjustment and conversion of your Scientific-Atlanta Option(s) for the purposes of disclosure under local securities laws (including European Union Directive No. 2003/71/ec on prospectuses for offering securities if you are located in an European Union country); and

(f) you acknowledge that exercise of your Scientific-Atlanta Option(s) is contingent upon compliance with applicable local laws; in particular, if allowing you to exercise your assumed Scientific-Atlanta Option(s) would not be compliant with applicable foreign securities laws, you will not be permitted to exercise the Scientific-Atlanta Option(s).

You also agree to release Scientific-Atlanta and Cisco, and their affiliates as well as their directors, officers and employees from all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to the Scientific-Atlanta Option(s).

In particular, by signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The provisions of this release are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Please sign and date this Agreement, as soon as possible, and fax to Scientific-Atlanta (attention Betsy Lindquist or Beth Pollard) at the following number: +1 [fax number] or +1 [fax number].

Until your fully executed Acknowledgment (attached to this Agreement) is received by Cisco’s Stock Administration Department your Cisco account will not be activated and your assumed Scientific-Atlanta Option(s) will not be exercisable. If you have any questions regarding this Agreement or your assumed Scientific-Atlanta Option(s), please contact Mark Miller at +1 [telephone number].

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
Corporate Secretary

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands and agrees that all rights and liabilities with respect to the assumed Scientific-Atlanta Option(s) listed on the table above are hereby assumed by Cisco and are as set forth in the Option Agreement(s) for such assumed Scientific-Atlanta Option(s), the Plan and this Stock Option Assumption Agreement and agrees to the terms as set forth in such Stock Option Assumption Agreement.

DATED: , 2006
[FullName] - Optionee
Address:
Cisco ID No.: [SA-ID]

ATTACHMENTS
Exhibit A – Form S-8 Prospectus

10